Exhibit 10.11

EXECUTION VERSION

FIRST AMENDMENT

This FIRST AMENDMENT, dated as of April 4, 2011 (this “Amendment”), is entered into among POSTMEDIA NETWORK INC., a Canada Business Corporations Act corporation (the “Borrower”), POSTMEDIA NETWORK CANADA CORP, a Canada Business Corporations Act corporation (“Holdings”), the lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the Term Loan Credit Agreement, dated as of July 13, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrower, Holdings, the lenders party thereto (the “Existing Lenders”), the Administrative Agent, JPMorgan Chase Bank, N.A., as collateral agent (in such capacity the “Collateral Agent”), and the other agents party thereto, pursuant to which the Existing Lenders made certain loans to the Borrower;

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein to, among other things, (a) provide for a new first lien senior secured term loan facility in an aggregate principal amount of US$365,000,000 (the “Tranche C Term Facility”; the loans thereunder the “Tranche C Loans”) by having all or a portion of the U.S. Tranche Loans (as defined in the Credit Agreement) of Continuing Lenders (as defined below) that are outstanding on the First Amendment Effective Date immediately prior to giving effect to this Amendment (all such existing U.S. Tranche Loans of all Existing Lenders, the “Existing U.S. Tranche Loans”, and the Existing Lenders holding Existing U.S. Tranche Loans, collectively, the “Existing U.S. Tranche Lenders”) be continued as Tranche C Loans and obtaining Supplemental Tranche C Commitments and Additional Tranche C Commitments (in each case, as defined below), in each case as provided herein, and (b) permit the Borrower to use the proceeds of the Supplemental Tranche C Loans and Additional Tranche C Loans (in each case, as defined below) to (i) repay in full all Canadian Tranche Loans (as defined in the Credit Agreement) that are outstanding immediately prior to giving effect to this Amendment (all such existing Canadian Tranche Loans of all Existing Lenders, the “Existing Canadian Tranche Loans”, and the Existing Lenders holding Existing Canadian Tranche Loans, collectively, the “Existing Canadian Tranche Lenders”) and all of the U.S. Tranche Loans of Existing Lenders (other than Continuing Loans (as defined below)) that are outstanding immediately prior to giving effect to this Amendment and (ii) pay fees and expenses incurred in connection with the foregoing (including the Prepayment Premium referred to below). Except as otherwise provided herein, the Tranche C Loans will have the same terms as the U.S. Tranche Loans currently outstanding under the Credit Agreement (it being understood and agreed that Existing U.S. Tranche Lenders that do not become Continuing Lenders as contemplated by this recital shall not otherwise be permitted to become an Additional Tranche C Lender (as defined below));

WHEREAS, subject to the preceding recital, each Existing U.S. Tranche Lender that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and in connection therewith agrees to continue all or part of its Existing U.S. Tranche Loans as Tranche C Loans (such continued Existing U.S. Tranche Loans, the “Continued Loans”, and such Existing U.S. Tranche Lenders, collectively, the “Continuing Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all or part of its Existing U.S. Tranche Loans as Tranche C Loans in an aggregate principal amount equal to the aggregate principal amount of such Existing U.S. Tranche Loans so continued;

WHEREAS, each Person (other than a Continuing Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees in connection therewith to make new Tranche C Loans (collectively, the “Additional Tranche C Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) commit to make new Tranche C Loans to the Borrower on the First Amendment Effective Date (the “Additional Tranche C Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Tranche C Lender on or prior to the First Amendment Effective Date;

WHEREAS, each Existing Canadian Tranche Lender that executes and delivers a Lender Addendum solely in its capacity as a “Canadian Tranche Lender” will thereby agree to the terms of this Amendment but will not thereby agree to have made any commitment to make Tranche C Loans, and each Existing U.S. Tranche Lender that executes and delivers a Lender Addendum solely in its capacity as a “U.S. Tranche Lender” and not as an “Additional Tranche C Lender” or a “Continuing Lender” will thereby agree to the terms of this Amendment but will not thereby agree to continue its Existing U.S. Tranche Loans as Tranche C Loans or to have made any commitment to make Tranche C Loans;

WHEREAS, the Continuing Lenders and the Additional Tranche C Lenders (collectively, the “Tranche C Lenders”) are severally willing to continue all or part of their Existing U.S. Tranche Loans as Tranche C Loans and/or to make Additional Tranche C Loans, as the case may be, subject to the terms and conditions set forth in this Amendment; and

WHEREAS, the Required Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

PART I

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement, as amended by this Amendment, unless the context otherwise requires.

SECTION 2. Tranche C Term Facility.

(a) Subject to the terms and conditions set forth herein:

(i) each Continuing Lender agrees to continue all or part of its Existing U.S. Tranche Loans as Tranche C Loans on the First Amendment Effective Date (which date shall not be later than April 4, 2011) in an aggregate principal amount equal to the lesser of (A) the aggregate principal amount of such Continuing Lender’s Existing U.S. Tranche Loans and (B) the aggregate principal amount of such Continuing Lender’s Tranche C Commitment (as defined below);

(ii) each Additional Tranche C Lender that is not also a Continuing Lender agrees to make an Additional Tranche C Loan on the First Amendment Effective Date to the Borrower in an aggregate principal amount equal to such Additional Tranche C Lender’s Tranche C Commitment; and

(iii) each Additional Tranche C Lender that is also a Continuing Lender agrees to make an Additional Tranche C Loan on the First Amendment Effective Date to the Borrower in an aggregate principal amount equal to the excess of (A) such Additional Tranche C Lender’s Tranche C Commitment over (B) the aggregate principal amount of such Additional Tranche C Lender’s Existing U.S. Tranche Loans (such Additional Tranche C Loans, the “Supplemental Tranche C Loans”; the commitment of any Continuing Lender with respect thereto, its “Supplemental Tranche C Commitment”).

For purposes hereof, a Person may become a party to the Credit Agreement, as amended hereby, and a Tranche C Lender as of the First Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the First Amendment Effective Date, a Lender Addendum in its capacity as a Tranche C Lender.

The Borrower shall give notice to the Administrative Agent of the proposed First Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Existing Lender and each Additional Tranche C Lender (other than Continuing Lenders) thereof.

(b) Each Additional Tranche C Lender will make its Tranche C Loan on the First Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.01(b) of the Credit Agreement, an amount equal to its Tranche C Commitment (or, in the case of any Additional Tranche C Lender that is also a Continuing Lender, its Supplemental Tranche C Commitment).

The “Tranche C Commitment”:

(i) of any Continuing Lender that is not also an Additional Tranche C Lender will be the aggregate principal amount of its Existing U.S. Tranche Loans or, if less, the amount indicated on the Lender Addendum executed by such Continuing Lender (or, if less, the amount allocated to it by the Administrative Agent and notified to such Continuing Lender on or prior to the First Amendment Effective Date), which shall be continued as an equal principal amount of Tranche C Loans;

(ii) of any Additional Tranche C Lender that is not also a Continuing Lender will be such aggregate principal amount (not exceeding any commitment offered by such Additional

Tranche C Lender) allocated to it by the Administrative Agent and notified to it on or prior to the First Amendment Effective Date; and

(iii) of any Additional Tranche C Lender that is also a Continuing Lender will be the aggregate principal amount of its Existing U.S. Tranche Loans plus such additional amount (not exceeding any such additional commitment offered by such Additional Tranche C Lender) allocated to it by the Administrative Agent and notified to it on or prior to the First Amendment Effective Date.

The commitments of the Additional Tranche C Lenders and the continuation undertakings of the Continuing Lenders are several and no such Lender will be responsible for any other Lender’s failure to make or acquire by continuation its Tranche C Loan. Subject to the immediately succeeding sentence, the Tranche C Loans may from time to time be Base Rate Loans or Eurodollar Rate Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.01(b) and 2.02 of the Credit Agreement (as amended by this Amendment). Commencing on the First Amendment Effective Date, the Continued Loans shall be either continued as, or converted to, Base Rate Loans, as applicable, and the Lenders having Existing U.S. Tranche Loans that are prepaid or continued in connection with the making of the Tranche C Loans shall be entitled to the benefits of Section 3.05 of the Credit Agreement with respect thereto. For the avoidance of doubt, Additional Tranche C Loans shall be made as Base Rate Loans on the First Amendment Effective Date.

(c) The obligation of each Tranche C Lender to make or acquire by continuation Tranche C Loans on the First Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 12 of this Amendment.

(d) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “Loans” or “U.S. Tranche Loans” shall be deemed a reference to the Tranche C Loans contemplated hereby, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Lender in respect of such Existing Lender’s Existing U.S. Tranche Loans and Existing Canadian Tranche Loans.

(e) The Lenders hereby agree to waive the notice requirements of Section 2.03(a) of the Credit Agreement in connection with the prepayment of Existing Canadian Tranche Loans contemplated hereby and the prepayment, replacement or continuation of Existing U.S. Tranche Loans contemplated hereby.

SECTION 3. Amendments to Section 1.01 (Defined Terms) of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by inserting the following new definitions in their appropriate alphabetical order:

““Continued Loans” has the meaning specified in the First Amendment.

“First Amendment” means the First Amendment, dated as of April 4, 2011, among the Borrower, Holdings and the Administrative Agent, in respect of this Agreement.

“First Amendment Effective Date” has the meaning specified in the First Amendment.

“Repricing Transaction” has the meaning specified in Section 2.03(c).

“Tranche C Commitment” has the meaning specified in the First Amendment.

“Tranche C Loan” has the meaning specified in the First Amendment.

“U.S. Tranche Credit Exposure” means, with respect to any U.S. Tranche Lender, (a) until the funding of such U.S. Tranche Lender’s Loan on the Closing Date or the First Amendment Effective Date, as applicable, the aggregate amount of such U.S. Tranche Lender’s U.S. Tranche Commitments at such time, and (b) thereafter, an amount equal to the outstanding aggregate principal amount of such U.S. Tranche Lender’s U.S. Tranche Loans at such time.”;

(b) by amending the definition of “Aggregate U.S. Tranche Credit Exposure” to add the following sentence at the end thereof:

“As of the First Amendment Effective Date, the Aggregate U.S. Tranche Credit Exposure is US$365,000,000.”;

(c) by deleting the definition of “Applicable Rate” in its entirety and inserting in lieu thereof as follows:

““Applicable Rate” means, (a) prior to the First Amendment Effective Date, (i) for any day with respect to any Base Rate Loan, 6.00%, (ii) for any day with respect to any Eurodollar Rate Loan, 7.00%, (iii) for any day with respect to any Canadian Prime Rate Loan, 5.00% and (iv) for any day with respect to any CDOR Rate Loan, 6.00% and (b) commencing on the First Amendment Effective Date and thereafter, (i) for any day with respect to any Base Rate Loan, 4.00% and (ii) for any day with respect to any Eurodollar Rate Loan, 5.00%.”;

(d) by deleting the definition of “Arrangers” in its entirety and substituting in lieu thereof the following new definition:

““Arrangers” means (a) each of J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc., in its capacity as joint lead arranger and (b) J.P. Morgan Securities LLC, in its capacity as sole bookrunner.”;

(e) by amending the definition of “Base Rate” by deleting clause (d) thereof in its entirety and substituting in lieu thereof the following new clause (d):

“(d) (x) prior to the First Amendment Effective Date, 3.00% and (y) commencing on the First Amendment Effective Date and thereafter, 2.25%.”;

(f) by amending the definition of “Eurodollar Rate” by deleting clause (b) thereof in its entirety and substituting in lieu thereof the following new clause (b):

“(b) (x) prior to the First Amendment Effective Date, 2.00% and (y) commencing on the First Amendment Effective Date and thereafter, 1.25%.”;

(g) by amending the definition of “Loan Documents” by inserting “the First Amendment,” immediately before the words “the Collateral Documents”;

(h) by deleting the definition of “U.S. Tranche Commitment” in its entirety and inserting in lieu thereof the following new definition:

““U.S. Tranche Commitment” means, as to any U.S. Tranche Lender, (a) prior to the First Amendment Effective Date, the obligation of such U.S. Tranche Lender to make a U.S. Tranche Loan to the Borrower in an aggregate principal amount not to exceed the amount set forth under the heading “U.S. Tranche Term Loan Commitment” on Schedule 2.01 (as in effect on the Closing Date) and (b) commencing on the First Amendment Effective Date and thereafter, the obligation of such U.S. Tranche Lender to make a Tranche C Loan (including pursuant to the continuation of any previously existing U.S. Tranche Loan of such Lender as a Tranche C Loan on the First Amendment Effective Date) hereunder pursuant to the First Amendment in an aggregate principal amount not to exceed the amount allocated to it by the Administrative Agent and notified to it on or prior to the First Amendment Effective Date in accordance with and pursuant to the terms of the First Amendment.”;

(i) by amending the definition of “U.S. Tranche Lender” by inserting immediately before the period at the end thereof the following: “, but shall include, from and after the First Amendment Effective Date, each Lender that has a Tranche C Commitment or that holds Tranche C Loans”; and

(j) by amending the definition of “U.S. Tranche Loan” by inserting immediately before the period therein the following: “, but shall include any Tranche C Loan made (including pursuant to the continuation of any previously existing U.S. Tranche Loan as a Tranche C Loan on the First Amendment Effective Date) hereunder pursuant to the First Amendment on the First Amendment Effective Date”.

SECTION 4. Amendments to Section 2.01 (The Loans) of the Credit Agreement. Section 2.01 of the Credit Agreement is hereby amended by inserting immediately after the end of paragraph (a) thereof the following: “On the First Amendment Effective Date, the Tranche C Loans shall constitute, on the terms provided in the First Amendment, U.S. Tranche Loans and the Continued Loans shall be ratified and confirmed as Tranche C Loans and U.S. Tranche Loans in all respects.”

SECTION 5. Amendments to Section 2.03 (Prepayments) of the Credit Agreement. Section 2.03 of the Credit Agreement is hereby amended by:

(a) inserting the following sentence at the end of clause (a) thereof:

“The amount of each such principal prepayment of the Loans shall be applied to reduce the then remaining installments thereof, pro rata based upon the respective then remaining principal amounts thereof.”;

(b) deleting the reference to “Closing Date” in paragraph (b)(v) thereof and substituting in lieu thereof “First Amendment Effective Date”; and

(c) deleting paragraph (c) thereof in its entirety and substituting in lieu thereof the following:

“(c) Prepayment Premium. Notwithstanding anything to the contrary in this Section 2.03, (i) any prepayment of any of the Loans effected on or prior to the first anniversary of the First Amendment Effective Date with the proceeds of a Repricing Transaction described in clause (a) of the definition thereof shall be accompanied by a fee equal to 1.00% of the principal amount of the Loans prepaid, unless such fee is waived by the applicable Lender and (ii) if in connection with a Repricing Transaction described in clause (b) of the definition thereof on or prior to such first anniversary of the First Amendment Effective Date, any Lender is replaced as a result of its being a non-consenting Lender in respect of such Repricing Transaction pursuant to Section 10.13, such Lender shall be entitled to the fee provided under this 2.03(c) as to its Loans so assigned (unless such fee is waived by the applicable Lender). A “Repricing Transaction” means (a) any prepayment of any of the Loans using proceeds of Indebtedness incurred by the Borrower or any other Loan Party from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than (x) the Eurodollar Rate on the date of such prepayment plus (y) the Applicable Margin for Eurodollar Rate Loans with respect to the Loans so prepaid plus (z) any amounts applicable to the Loans so prepaid pursuant to Section 3.04(c) on the date of such prepayment, provided that the primary purpose of such prepayment is to refinance Loans at a lower interest rate or (b) any repricing of any of the Loans pursuant to an amendment hereto resulting in the interest rate payable thereon immediately following the effectiveness of such amendment being lower than (x) the Eurodollar Rate immediately prior to the effectiveness of such amendment plus (y) the Applicable Margin with respect to the Loans being amended immediately prior to the effectiveness of such amendment.”

SECTION 6. Amendments to Section 2.04 (Repayment of Loans) of the Credit Agreement. Section 2.04(a) of the Credit Agreement is hereby amended by (i) deleting the reference to “twenty-four (24)” therein and substituting in lieu thereof “twenty-two (22)”, (ii) deleting the reference to “November 30, 2010” therein and substituting in lieu thereof “May 31, 2011”, (iii) inserting the words “on the First

Amendment Effective Date, after giving effect to the First Amendment Effective Date” at the end of clause (a) thereof, immediately before the word “by”, and (iv) deleting the table set forth therein in its entirety and substituting in lieu thereof the following table:

Installment	Percentage of Principal Amount
1 to 2	0.625%
3 to 6	1.250%
7 to 10	2.500%
11 to 21	3.750%
22	42.50%

SECTION 7. Amendments to Section 7.07 (Financial Covenants) of the Credit Agreement. Section 7.07 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.07 shall be substituted in lieu thereof:

“7.07 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Holdings shall not permit the Consolidated Interest Coverage Ratio (measured on a Pro Forma Basis) at any time to be less than 2.00 to 1.00.

(b) Consolidated Total Leverage Ratio. Holdings shall not permit the Consolidated Total Leverage Ratio (measured on a Pro Forma Basis) at any time during any period set forth below to be more than the following ratios:

Period	Ratio:
Closing Date – April 4, 2011	4.10 to 1.00
April 4, 2011 – November 29, 2012	4.50 to 1.00
November 30, 2012 and the last day of each fiscal quarter thereafter	4.00 to 1.00

(c) Consolidated First Lien Indebtedness Leverage Ratio. Holdings shall not permit the Consolidated First Lien Indebtedness Leverage Ratio (measured on a Pro Forma Basis) at any time during any period set forth below to be more than the following ratios:

Period	Ratio:
Closing Date – April 4, 2011	2.25 to 1.00
April 4, 2011 – November 29, 2012	3.00 to 1.00
November 30, 2012 and the last day of each fiscal quarter thereafter	2.50 to 1.00”

SECTION 8. Amendment to Section 10.01 (Amendments, Etc.) of the Credit Agreement. Section 10.01 of the Credit Agreement is hereby amended by inserting the following immediately after the words “Loan Document” in clause (b)(i) thereof:

“(it being understood, for the avoidance of doubt, that, in connection with the foregoing, any Loans held by any such Affiliated Lender shall be deemed not to be outstanding for purposes of any such consent)”.

SECTION 9. Amendment to Section 10.06 (Successors and Assigns Generally) of the Credit Agreement. Section 10.06 of the Credit Agreement is hereby amended by inserting the following at the end of clause (b)(vi) thereof, immediately before the period:

“(including, for the avoidance of doubt, in connection with the initial syndication of the Tranche C Loans)”.

SECTION 10. Amendments to Security Documents. The Lenders hereby authorize the Administrative Agent, as agent for the Secured Parties, to enter into the Amended and Restated Pledge of Bond Agreement, dated as of the First Amendment Effective Date, substantially in the form of Exhibit B attached hereto (the “Amended and Restated Pledge of Bond Agreement”).

SECTION 11. Fees. (a) The Borrower will pay the 1.0% fee (the “Prepayment Fee”) required under Section 2.03(c) of the Credit Agreement to (x) each Existing U.S. Tranche Lender in respect of the repayment of such Lender’s existing U.S. Tranche Loans (for the avoidance of doubt, each Continuing Lender shall be paid a Prepayment Fee in respect of its U.S. Tranche Loans continued as Tranche C Loans on the First Amendment Effective Date) and (y) each Existing Canadian Tranche Lender in respect of the repayment of such Lender’s Existing Canadian Tranche Loans.

(b) The Borrower agrees that the Tranche C Loans shall be issued with 25 basis points of original issue discount on the amount thereof.

SECTION 12. Effectiveness of Amendment. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions precedent have been satisfied or waived:

(a) The Administrative Agent (or its counsel) shall have received (i) counterparts of this Amendment, executed by a Responsible Officer of each of Holdings and the Borrower, (ii) Lender Addenda, executed and delivered by the Required Lenders, the Continuing Lenders and the Additional Tranche C Lenders and (iii) counterparts of this Amendment duly executed and delivered by the Administrative Agent.

(b) All of the (i) Existing Canadian Tranche Loans, (ii) Existing U.S. Tranche Loans of Existing U.S. Tranche Lenders that are not Continuing Lenders and (iii) Existing U.S. Tranche Loans of any Continuing Lenders that are not being continued as Tranche C Loans on the First Amendment Effective Date pursuant to this Agreement, and any accrued fees, interest or other amounts in respect thereof, shall be repaid in full substantially simultaneously with the funding of or conversion into the Tranche C Loans hereunder.

(c) The Administrative Agent shall have received (i) copies of each Organizational Document of each of Holdings and the Borrower, (to the extent applicable) certified as of a recent date by an appropriate government official, (ii) copies of the resolutions of the Board of Directors or similar governing body of each of Holdings and the Borrower approving and authorizing the execution, delivery and performance of this Amendment and the borrowing of the Tranche C Loans, certified as of the First Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (iii) an incumbency certificate dated as of the First Amendment Effective Date of the officers of each of Holdings and the Borrower executing this Amendment, the Confirmation and Reaffirmation of Security (as defined below) and the Amended and Restated Pledge of Bond Agreement; provided that in lieu of delivering the Organizational Documents described in clause (i) above, Holdings or the Borrower, as applicable, may deliver a certificate of a Responsible Officer thereof certifying that there have been no amendments to those Organizational Documents previously delivered to the Administrative Agent on the Closing Date.

(d) The Administrative Agent shall have received a certificate of status (or the equivalent in the applicable jurisdiction) from the applicable Governmental Authority of each of Holdings’ and the Borrower’s jurisdiction of incorporation, dated as of the First Amendment Effective Date or as of a recent date before the First Amendment Effective Date.

(e) The Administrative Agent shall have received executed opinions of (i) Latham & Watkins LLP, special New York counsel to Holdings and the Borrower, (ii) Goodmans LLP, Ontario counsel to Holdings and the Borrower and (iii) BCF LLP, Quebec counsel to Holdings and the Borrower, each dated as of the First Amendment Effective Date and addressed to each Agent and each Tranche C Lender, and covering such customary matters as may be reasonably requested by the Administrative Agent.

(f) The Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date signed by a Responsible Officer of the Borrower certifying that, as of the First Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

(g) The Additional Tranche C Lenders shall have received all documentation and other information reasonably requested by the Administrative Agent at least 5 days prior to the First Amendment Effective Date and required under applicable “know your customer” and anti-money laundering rules and regulations.

(h) Each of the representations and warranties set forth in Section 13 of this Amendment shall be true and correct.

(i) The Borrower and Holdings shall have executed and delivered to the Administrative Agent a Confirmation and Reaffirmation of Security agreement governed by Ontario law, dated as of the First Amendment Effective Date, substantially in the form of Exhibit A attached hereto (the “Confirmation and Reaffirmation of Security”).

(j) The Borrower and the Administrative Agent shall have executed and delivered to the Administrative Agent the Amended and Rested Pledge of Bond.

(k) The Administrative Agent shall have received a solvency certificate, dated as of the First Amendment Effective Date, signed by the chief financial officer of the Borrower and in form and scope substantially the same as such document delivered under the Credit Agreement on the Closing Date.

(l) Any fees required to be paid on or before the First Amendment Effective Date (including the Prepayment Fee) shall have been paid.

(m) To the extent invoiced at least one Business Day prior to the First Amendment Effective Date, the Administrative Agent shall have received payment or reimbursement of its reasonable and documented out-of-pocket expenses in connection with this Amendment and the Credit Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in each case, to the extent set forth in Section 10.04(a) of the Credit Agreement.

(n) The Administrative Agent shall have received a Loan Borrowing Notice with respect to the Tranche C Loans.

SECTION 13. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to each of the Lenders and the Administrative Agent that as of each of the First Amendment Effective Date:

(a) Each of the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the First Amendment Effective Date after giving effect to the borrowing or conversion of the Tranche C Loans and the other transactions contemplated hereby, with the same effect as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date, or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).

(b) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 14. Acknowledgment of Holdings. Holdings hereby acknowledges the effectiveness and continuing validity of its Guaranteed Obligations under or with respect to the Credit Agreement, any Guaranty, any Collateral Document and any other Loan Document to which it is a party, in each case, in accordance with the terms of such document.

SECTION 15. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan

Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c) The parties hereto confirm that no novation of any kind has occurred as a result of, or in connection with, this Amendment or otherwise, any such novation being hereby expressly disclaimed. Without prejudice to the previous sentence, and only to the extent otherwise required by applicable law to maintain the validity, enforceability and/or publication (perfection) of any Lien pursuant to the laws of the Province of Quebec created under any Collateral Document (the “Existing Quebec Security”), the Existing Quebec Security is hereby expressly reserved by the Secured Parties, the whole pursuant to the provisions of Article 1662 of the Civil Code of Quebec.

SECTION 16. General.

(a) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

(b) Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, as and to the extent set forth in the Credit Agreement.

(c) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(d) Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

POSTMEDIA NETWORK CANADA CORP.

By:	/s/ Douglas Lamb
Name:	Douglas Lamb
Title:	Executive Vice President and Chief Financial Officer

POSTMEDIA NETWORK INC.

By:	/s/ Douglas Lamb
Name:	Douglas Lamb
Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ John G. Kowalczuk
Name:	John G. Kowalczuk
Title:	Executive Director

Exhibit A

Confirmation and Reaffirmation of Security

CONFIRMATION AND

REAFFIRMATION of security

To:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (as each such term is defined in the Credit Agreement referred to below) (collectively in such capacities, the “Agent”)

RECITALS:

A.	Reference is made to the Term Loan Credit Agreement dated as of July 13, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”), among, inter alios, Postmedia Network Inc. (the “Borrower”), Postmedia Network Canada Corp. (“Holdings” and, together with the Borrower, the “Grantors”), the financial institutions party thereto, as lenders (the “Lenders”), and the Agent.

B.	Each of Holdings and the Borrower has executed and delivered those security documents listed in Schedule “A” hereto (the “Security Documents”) in connection with the Original Credit Agreement.

C.	The Borrower has requested that the Lenders effect certain amendments to the Credit Agreement by entering into a First Amendment to the Credit Agreement dated as of the date hereof (the “Amendment”, with the Original Credit Agreement as amended by the Amendment being referred to herein as the “Credit Agreement”).

D.	It is a condition precedent to the effectiveness of the Amendment that the Borrower enter into this Confirmation and Reaffirmation of Security (this “Confirmation”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, the parties hereto hereby agree as follows:

1. Capitalized terms used herein but not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

2. Each Grantor acknowledges, confirms and agrees that (i) all the security interests, mortgages, debentures, charges, liens, assignments, hypothecs, transfers and pledges granted by such Grantor in favour of the Agent (for the benefit of the Secured Parties) pursuant to the Security Documents (the “Security”) remain in full force and effect and continue to secure and extend to all debts, liabilities and obligations (whether direct or indirect, absolute or contingent, present or future) of such Grantor under the Credit Agreement and the other Loan Documents to which its is a party and (ii) the Security Documents executed by it continue to be valid and enforceable against it in accordance with their respective terms as of the date hereof.

3. Each Grantor hereby reaffirms and ratifies the Security granted by it and the Security Documents executed by it.

4. This Confirmation shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5. This Confirmation shall enure to the benefit of the Agent, Secured Parties and their respective successors and permitted assigns and shall be binding on each Grantor and its respective successors and assigns.

6. The parties hereto confirm that no novation of any kind has occurred as a result of, or in connection with, this Confirmation, the Amendment or otherwise, any such novation being hereby expressly disclaimed. Without prejudice to the previous sentence, and only to the extent otherwise required by applicable law to maintain the validity, enforceability and/or publication (perfection) of any Lien pursuant to the laws of the Province of Quebec created under any Collateral Document (the “Existing Quebec Security”), the Existing Quebec Security is hereby expressly reserved by the Secured Parties, the whole pursuant to the provisions of Article 1662 of the Civil Code of Quebec.

7. This Confirmation may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, whether by facsimile, PDF or otherwise, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

DATED AS OF April 4, 2011

[signatures pages follow]

IN WITNESS whereof this Confirmation and Reaffirmation of Security has been duly executed as of the date first written above.

POSTMEDIA NETWORK CANADA CORP.

By:
Name:
Title:

POSTMEDIA NETWORK INC.

By:
Name:
Title:

Signature Page to Confirmation of Security

SCHEDULE A

SECURITY DOCUMENTS1

Pledge and security agreement among the Grantors and the Agent dated as of July 13, 2010.

Grant of security interest in trademarks executed by the Borrower in favour of the Agent dated as of July 13, 2010.

Debenture dated as of July 13, 2010 executed by the Borrower in favour of the Agent in the original principal amount of US$600,000,000 in respect of the real properties noted therein.

Deed of hypothec and issue of bonds between the Borrower and JPMorgan Chase Bank, N.A., in its capacity as fondé de pouvoir of the Bondholders (as defined therein) entered into before Notary Stéphanie Martel on July 12, 2010 under her minute number 291 (the “Deed of Hypothec”).

Bond dated as of July 13, 2010 in the principal amount of $810,000,000 issued by the Borrower under the Deed of Hypothec.

[1]	Capitalized terms herein shall have the meanings given to such terms in the Confirmation and Reaffirmation of Security to which this Schedule A is attached.

Exhibit B

Amended and Restated Pledge of Bond Agreement

AMENDED AND RESTATED PLEDGE OF BOND AGREEMENT

THIS PLEDGE OF BOND AGREEMENT is made as of April 4, 2011

BY:

POSTMEDIA NETWORK INC., a corporation incorporated pursuant to the laws of Canada, having its head office at 100 King Street West, Suite 4400, in the City of Toronto, Province of Ontario, M5X 1B1, and having a place of business at 1450 Don Mills Road, Suite 300, in the City of Toronto, Province of Ontario, M3B 2X7 (the “Grantor”)

IN FAVOUR OF:	The AGENT and the other PLEDGEES, as such terms are hereinafter defined

RECITALS:

A.	The Grantor has issued the Bond (as defined in Section 1 below) pursuant to a Deed of Hypothec and Issue of Bonds executed on July 12, 2010 before Mtre. Stéphanie Martel, Notary, by the Grantor in favour of JPMORGAN CHASE BANK, N.A., as “fondé de pouvoir” (in such capacity, the “Attorney”, and such term shall include its successors and assigns) for the holders of the bonds issued thereunder (as same may be amended, supplemented, restated or otherwise modified from time to time, the “Deed of Hypothec”);

B.	The Grantor delivered and pledged the Bond to the Agent for the benefit of the Pledgees pursuant to a Pledge of Bond Agreement (as same may be amended, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”) dated July 13, 2010 as security for the payment of the Secured Liabilities (as defined in Section 1 below); and

C.	The Credit Agreement (as defined in Section 1 below) has been amended pursuant to a First Amendment dated as of the date hereof, and the parties hereto have agreed to amend and restate the pledge evidenced by the Pledge Agreement, the whole without novation.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

E.	DEFINITIONS AND INTERPRETATION

1.	Preamble. The preamble shall form part hereof as if recited herein at length.

2.	Terms Defined in Other Documents. Unless specifically indicated otherwise, all capitalized terms and expressions used herein and not expressly defined herein shall have the same meaning as that ascribed to them in the Credit Agreement.

3.	Definitions. In this Agreement, unless there is something in the context that is contrary, the following terms and expressions shall have the following meanings:

“Agent” means JPMorgan Chase Bank, N.A., acting for itself and the other Pledgees, in its capacity as agent for the Pledgees.

“Agreement” means this Amended and Restated Pledge of Bond Agreement, and the expressions “this Agreement”, “present Agreement”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to the Agreement, including all schedules thereto, (as from time to time amended, supplemented, restated, renewed or otherwise modified).

“Bond” means the 25% Demand Bond in the principal amount of Eight Hundred and Ten Million Canadian Dollars (CAN$810,000,000) represented by certificate no. 01 dated July 13, 2010, payable on demand to the Agent and issued by the Grantor pursuant to the Deed of Hypothec.

“Credit Agreement” means the Term Loan Credit Agreement dated as of or about July 13, 2010, among, the Grantor, Postmedia Network Canada Corp., a Canadian corporation, the other Loan Parties (as such term is defined in the Credit Agreement)

party thereto, the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as amended by the First Amendment dated as of the date hereof, as same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Existing Pledge” has the meaning ascribed thereto in Section 2 of this Agreement.

“Guaranteed Obligations” means the “Guaranteed Obligations” under and as defined in the Credit Agreement.

“Lenders” has the meaning ascribed thereto in the Credit Agreement.

“New Pledge” has the meaning ascribed thereto in Section 2 of this Agreement.

“Pledge” has the meaning ascribed thereto in Section 2 of this Agreement.

“Pledgees” means, collectively, the Agent, the Lenders, the Secured Swap Counterparties and the Banking Service Providers.

“Secured Liabilities” means (x) the “Secured Obligations” (as defined in the Credit Agreement) and (y) the Guaranteed Obligations.

“Secured Parties” has the meaning ascribed thereto in the Credit Agreement.

F.	DELIVERY AND PLEDGE OF THE BOND

1.

The Grantor confirms that, on July 13, 2010, it pledged the Bond in favour of the Pledgees (the “Existing Pledge”) by delivering same to the Agent for the benefit of the Pledgees. The Agent hereby acknowledges having received the certificate representing the Bond on such date in the City of Montreal, Province of Québec and confirms that it continues to hold same for the benefit of the Pledgees. Without prejudice to the Existing Pledge, to the extent otherwise required by applicable law to maintain the validity, enforceability and/or publication of the Pledge (as hereinafter defined), the Grantor hereby (i) restates, reaffirms and reiterates the Existing Pledge, (ii) pledges the Bond anew in favour of the Pledgees (the “New Pledge”, and together with the Existing Pledge, hereinafter collectively referred to as the “Pledge”), and (iii) confirms that the Agent’s continued possession of the Bond shall be deemed to constitute for the purposes of the New Pledge a re-delivery of same to the Agent for the benefit of the Pledgees. The Agent hereby acknowledges having held the certificate representing the Bond on the date of this Agreement in the City of Montreal,

Province of Québec and the Agent shall continue to hold same and exercise its rights as payee thereof for the benefit of the Pledgees.

2.	The Grantor hereby consents to the holding of the Bond by the Agent for its own benefit and for the benefit of and as mandatary for the other Pledgees. For greater certainty, any Person that becomes party to the Credit Agreement as an Agent (as such term is defined in the Credit Agreement) or as a Lender, or that enters into a Swap Contract or Banking Services Agreement as a Secured Swap Counterparty or Banking Service Provider shall be deemed to have ratified the appointment of the Agent as mandatary to hold the Bond. This Agreement need not be signed for acceptance by any of the other Pledgees in order to be binding on the Grantor. Such acceptance by the other Pledgees shall be presumed and cannot be disputed by the Grantor.

3.	The Grantor hereby acknowledges and agrees that the Agent has full authority to act on behalf of the Pledgees in all matters relating to this Agreement and the Bond, including, without limitation, to hold the Bond as security and to receive payment of the Bond for its own benefit and for the benefit of and as mandatary for the other Pledgees, and that any Person dealing with the Agent in respect of any such matter, including the Attorney, need not enquire further as to the authority of the Agent to act for its own benefit and for the benefit of and as mandatary for the other Pledgees.

4.	The Grantor further acknowledges that the Agent and the Attorney may purchase, acquire and be the holder of the Bond notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec) and that the Bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec.

G.	NO NOVATION

1.	The parties hereby confirm that it is not their intention and it has never been their intention to effect novation, and that no novation of any kind has occurred as a result of, or in connection with, this Agreement or otherwise, any such novation being hereby expressly disclaimed.

H.	SECURED LIABILITIES AND AMOUNT OF PLEDGE

1.	The Pledge shall continue to secure payment of the Secured Liabilities.

2.	The amount for which the Pledge is hereby granted is Eight Hundred and Ten Million Canadian Dollars (CAN$810,000,000), with interest thereon from the date hereof at the rate of 25% per annum.

I.	RIGHTS OF THE AGENT

1.	The Grantor hereby expressly acknowledges and agrees that for the purposes hereof the Agent shall be the sole holder of the Bond and that in such capacity the

Agent is entitled to and will collect, at all times as of and from the date hereof, the claim represented by the Bond.

2.	Whether or not an Event of Default has occurred, the Agent shall be considered as the owner of the Bond for all purposes of the Deed of Hypothec. The Agent is hereby authorized to exercise all rights, remedies, powers, privileges, security and recourses available to a Bondholder (as such term is defined in the Deed of Hypothec) under the Deed of Hypothec.

J.	EVENT OF DEFAULT

1.	Notwithstanding the fact that the Bond is payable on demand, the Agent shall not demand payment of the Bond until such time as an Event of Default shall have occurred.

2.	At any time that an Event of Default has occurred and is continuing, the Agent may demand payment of the Bond, declare the Bond to be immediately due and payable and collect the money owed thereunder, sell the Bond or exercise any other right that, under the applicable law, is available to it under the Pledge.

3.	Notwithstanding any of the provisions of the Bond, payment to the Agent of interest for any period in respect of the Secured Liabilities shall be deemed payment in satisfaction of the interest payment for the same period under the Bond. The Agent in realizing on the Bond or the Pledge constituted hereby and notwithstanding the nominal value of the Bond, shall not claim under the Bond any greater amount in the aggregate for principal and interest than the aggregate of all sums then owing by the Grantor to the Agent or any other Pledgee on account of Secured Liabilities.

4.	Notwithstanding the provisions of Article 1572 and the second paragraph of Article 2743 of the Civil Code of Québec, as well as any other legal rule concerning the imputation of payments, the Agent may apply the amounts received pursuant to the provisions of this Agreement in accordance with the terms of the Credit Agreement.

K.	MISCELLANEOUS

1.	The Pledge constituted under this Agreement is in addition to, and not in substitution of or in replacement for, any other hypothec, pledge, security or other right held by or benefiting the Agent, the Attorney or any of the other Pledgees.

2.	Any communication required or permitted to be given under this Agreement shall be made in the manner set forth in the notice provisions of the Credit Agreement.

3.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantor, the Agent and the other Pledgees and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Liabilities or any portion thereof or interest therein shall in any manner impair the hypothecs granted to the Pledgees hereunder.

4.	In the event of any conflict between the provisions hereunder and the provisions of the Credit Agreement then, notwithstanding anything contained in this Agreement, the provisions contained in the Credit Agreement will prevail and the provisions of this Agreement will be deemed to be amended to the extent necessary to eliminate such conflict, save and except if such term, condition or provision relates strictly or is legally required for the creation or enforcement of the hypothec evidenced hereby.

5.	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Québec and the laws of Canada applicable therein.

6.	This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Agreement by the Grantor or the Agent by facsimile or other electronic form of transmission shall be as effective as delivery by the Grantor or the Agent of a manually executed copy of this Agreement by the Grantor or the Agent.

7.	The parties hereto confirm that the present Agreement has been drawn up in the English language at their request. Les parties aux présentes confirment que la présente convention fut rédigée en anglais à leur demande.

[Remainder of this page is intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

POSTMEDIA NETWORK INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title: